Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233383

EXPLANATORY NOTE

As of January 1, 2020, Merus N.V., or the Company, commenced reporting as a domestic issuer under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with such reporting, the Company is filing this prospectus supplement as part of the Registration Statement on Form F-3 (File No. 333-233383), which was previously filed by the Company and declared effective by the Securities and Exchange Commission, solely to provide for the incorporation by reference of certain annual reports and other filings pursuant to the Exchange Act.

PROSPECTUS SUPPLEMENT

INCORPORATION BY REFERENCE

Incorporation by Reference

All annual reports on Form 20-F or Form 10-K and all filings on Forms 10-Q and 8-K pursuant to the Securities Exchange Act of 1934, as amended, that we file subsequent to the date of this prospectus supplement, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and filings.

January 2, 2020